                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
/X/  Definitive Proxy Statement                      Only (as permitted by Rule 14a-6(e)(2)
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                           AMCOR CAPITAL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                           AMCOR CAPITAL CORPORATION
                              52300 ENTERPRISE WAY
                          COACHELLA, CALIFORNIA 92236

                                                                January 31, 1996

To Our Stockholders:

     You are cordially invited to attend the Annual Meeting of Stockholders of AMCOR Capital Corporation ("Company") which will be held at 10:00 a.m., Pacific Standard Time, on February 23, 1996, at the Company's headquarters located at 52300 Enterprise Way, Coachella, California, 92236 ("Annual Meeting"). All holders of the Company's outstanding common stock as of January 23, 1996, are entitled to vote at the Annual Meeting.

     Enclosed is a copy of the Notice of Annual Meeting of Stockholders, Proxy Statement, and Proxy Card. A current report regarding the business operations of the Company will be presented at the Annual Meeting and stockholders will have an opportunity to ask questions.

     We hope you will be able to attend the Annual Meeting. Whether or not you expect to attend, it is important you complete, sign, date, and return the proxy card in the enclosed envelope in order to make certain that your shares will be represented at the Annual Meeting.

                                          Sincerely,

                                          SIG

                                          Fred H. Behrens
                                          Chairman of the Board and Chief
                                          Executive Officer

                           AMCOR CAPITAL CORPORATION
                              52300 ENTERPRISE WAY
                          COACHELLA, CALIFORNIA 92236

                         ------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD FEBRUARY 23, 1996

     NOTICE IS HEREBY given that the Annual Meeting of Stockholders of AMCOR Capital Corporation, a Delaware corporation ("Company"), will be held at 10:00 a.m. Pacific Standard Time, on February 23, 1996, at the Company's headquarters located at 52300 Enterprise Way, Coachella, California 92236 ("Annual Meeting") for the following purposes:

     1. To elect three (3) members to the Board of Directors of the Company;

     2. To approve a change in the price per share of certain outstanding stock options held by Fred H. Behrens and Robert A. Wright;

     3. To approve the extension of the term of certain outstanding stock options held by Fred H. Behrens and Robert A. Wright;

     4. To approve the selection of Kelly & Company to audit the consolidated financial statements of the Company for the fiscal year beginning September 1, 1995; and

     5. To transact such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

     The Board of Directors has fixed the close of business on January 23, 1996, as the record date for the determination of stockholders entitled to notice of and vote at the Annual Meeting and all adjourned meetings thereof.

                                          By Order of the Board of Directors

                                          SIG

                                          Fred H. Behrens
                                          Chairman of the Board and Chief
                                          Executive Officer

Dated: January 31, 1996

PLEASE FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE RETURN ENVELOPE FURNISHED FOR THAT PURPOSE AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. IF YOU LATER DESIRE TO REVOKE YOUR PROXY FOR ANY REASON, YOU MAY DO SO IN THE MANNER DESCRIBED IN THE ATTACHED PROXY STATEMENT.

                           AMCOR CAPITAL CORPORATION
                              52300 ENTERPRISE WAY
                          COACHELLA, CALIFORNIA 92236

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD FEBRUARY 23, 1996

                                VOTING AND PROXY

     This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of AMCOR Capital Corporation ("Company") for use at the Annual Meeting of Stockholders to be held at 10:00 am., Pacific Standard Time, on February 23, 1996, at the Company's headquarters located at 52300 Enterprise Way, Coachella, California 92236 ("Annual Meeting") and at any adjournments thereof. When such proxy is properly executed and returned, the shares that such proxy represents will be voted in accordance with any directions noted thereon. If no specification is indicated, the shares will be voted "FOR" (i) the election as directors of the three (3) nominees named herein, (ii) for a reduction in the price for certain options held by Fred H. Behrens and Robert A. Wright, (iii) the approval for the extension of the exercise date of certain options held by Fred H. Behrens and Robert A. Wright, and (iv) the ratification of the appointment of the independent certified public accountants of the Company. Any stockholder giving a proxy has the power to revoke that proxy at any time before that proxy is voted by (i) giving to the Secretary of the Company written notice of each revocation, (ii) issuance of a subsequent proxy, or (iii) voting in person at the Annual Meeting.

     At the close of business on January 23, 1996, the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting, the Company had issued and outstanding 10,623,631 shares of Common Stock, $.002 par value per share ("Common Stock"). Each share of Common Stock entitles the holder of record thereof to one vote on any matter coming before the Annual Meeting. Only stockholders of record at the close of business on January 23, 1996, are entitled to notice of and to vote at the Annual Meeting or at any adjournments thereof.

     The Company will pay the expenses of soliciting proxies for the Annual Meeting, including the cost of preparing, assembling, and mailing the proxy solicitation materials. Proxies may be solicited personally, or by mail or by telephone, by directors, officers and regular employees of the Company who will not be additionally compensated therefor. It is anticipated that this Proxy Statement and accompanying proxy card will be mailed to all stockholders entitled to vote at the Annual Meeting on or about February 9, 1996.

     The matters to be considered and acted upon at the Annual Meeting are referred to in the preceding notice and are more fully discussed below.

                             ELECTION OF DIRECTORS
                                  (PROPOSAL 1)

     Directors are elected annually and hold office until the next annual meeting of stockholders or until their respective successors are elected and qualified. It is intended that the proxies solicited by the Board of Directors will be voted for election of the three (3) nominees listed below unless a contrary instruction is made on the proxy. If, for any reason, one or more of these nominees should be unavailable as a candidate for director of the Company, an event which is not anticipated, the persons named in the accompanying proxy will vote for another candidate or candidates nominated by the Board of Directors.

     All of the nominees for directors are, at present, directors of the Company.

     The following table sets forth certain information with respect to (i) each nominee for director of the Company, (ii) the named executive officers in the Summary Compensation Table on Page 4, and (iii) all director nominees and executive officers of the Company as a group at December 31, 1995, including the number of shares of Common Stock beneficially owned by each of them.

                                                                   AMOUNT AND NATURE
                                                                     OF BENEFICIAL        PERCENT OF
                  NAME AND AGE OR                     DIRECTOR       OWNERSHIP OF        COMMON STOCK
                 IDENTITY OF GROUP                     SINCE         COMMON STOCK         OWNERSHIP
----------------------------------------------------  --------     -----------------     ------------
Fred H. Behrens(1)(2)...............................    1988           2,865,900             22.1%
54
Robert A. Wright (1)(3).............................    1988           2,235,736             17.7%
59
Marlene A. Tapie (4)................................    1988             228,334              1.9%
40
All Director Nominees and Executive Officers of the
  Company as a Group (4 persons)....................                   5,370,220             41.7%

---------------
(1) Executive officer of the Company.

(2) Includes 1,365,145 shares of Common Stock held by Behrens Partners, Ltd., a family limited partnership controlled by Mr. Behrens. Also includes (i) 270,711 shares of Common Stock held in escrow on behalf of Mr. Behrens pursuant to a stock purchase transaction with a former executive officer of the Company and (ii) 1,230,044 shares of Common Stock which Mr. Behrens has the right to acquire upon exercise of stock options.

(3) Includes 250,168 shares of Common Stock which Mr. Wright owns of record. Also includes (i) 357,845 shares of Common Stock held by Wright Family Partners, Ltd., a family limited partnership controlled by Mr. Wright; (ii) 751,066 shares of Common Stock held in escrow on behalf of Mr. Wright pursuant to a stock purchase transaction with a former executive officer of the Company; and (iii) 876,657 shares of Common Stock which Mr. Wright has the right to acquire upon exercise of stock options.

(4) Includes 165,834 shares of Common Stock which Ms. Tapie owns of record. Also includes 62,500 shares of Common Stock which Ms. Tapie has the right to acquire upon exercise of stock options.

NOMINEES FOR DIRECTORS AND BUSINESS EXPERIENCE

     Fred H. Behrens, CPA, has been the Chairman, Chief Executive Officer and a director of the Company since 1988 and Treasurer and Chief Financial Officer of the Company since 1990. He is also the Chairman and a director of ACI Farms, Inc. ("ACI"), a wholly-owned subsidiary of the Company. He has been actively involved with the Company and its affiliates since August 1979. From 1966 to 1971, Mr. Behrens was on the audit staff of Arthur Andersen & Co.; between 1971 and 1973, he was a principal in a real estate development company; and from 1973 to August 1979, he was employed as a Vice President of an agricultural management company. Mr. Behrens received a Bachelor of Science degree from the University of Minnesota School of Business Administration in 1966.

     Robert A. Wright has been the President, Chief Operating Officer and a director of the Company since 1988. He is also the President and a director of ACI. During the past 24 years, Mr. Wright has been, and continues to be, a principal in and the President of a farm equipment manufacturing company located in central Illinois. He has made substantial investments in various agricultural properties during the past several years. Mr. Wright also served as general partner or co-general partner for several agricultural real estate partnerships which were not organized by the Company or its affiliates. He has been active with the Company and its affiliates since 1981. Mr. Wright received a Bachelor of Science degree in Business (Management and Finance) from the University of Colorado in 1958.

     Marlene A. Tapie has been a Vice President and director of the Company since 1988, and between 1988 to 1994 she was also the Secretary of the Company. Ms. Tapie has been active with the Company and its affiliates since August, 1979. She is, currently, a director of the Company.

OTHER EXECUTIVE OFFICER

     Barry Goverman has been a Vice President of the Company since 1983 and maintains an office in Stoughton, Massachusetts, located near Boston. Mr. Goverman has been active with the Company and its affiliates since 1981. Between 1977 and 1981, Mr. Goverman was a principal of a management consulting firm specializing in researching investments for brokers, accountants, attorneys, and financial advisors. During 1976, he was on the staff of a national consulting firm providing management consulting and research to agencies of federal and state governments. From 1967 to 1975, Mr. Goverman was a management advisor to various officials in the Massachusetts state government. Mr. Goverman received a Bachelor of Arts degree and a Master of Public Administration degree from Northeastern University in Boston in 1967 and 1971, respectively.

BOARD OF DIRECTORS MEETINGS

     The Board of Directors of the Company held 8 meetings and took action by unanimous written consent on 13 occasions during the fiscal year ended August 31, 1995. No director attended less than 75% of the total number of meetings of the Board of Directors. The Board of Directors has a Compensation Committee (consisting of Mr. Behrens and Mr. Wright) which makes recommendations concerning salaries and incentive compensation for employees of the Company and an Audit Committee (consisting of Mr. Behrens and Mr. Wright) which reviews the results and scope of the audit and other services provided by the Company's independent auditors. The Compensation Committee and Audit Committee each held 2 meetings during the fiscal year ended August 31, 1995.

     All directors hold office until the next annual meeting of stockholders of the Company and the election and qualification of their successors. Officers are elected annually by, and serve at the discretion of, the Board of Directors. Directors do not receive any remuneration in connection with attendance at Board of Directors' meetings.

PRINCIPAL STOCKHOLDERS

     The following table sets forth as of December 31, 1995, the identity of each person known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock and the respective beneficial ownerships of those persons.

                                                             AMOUNT AND NATURE
                    NAME AND ADDRESS                      OF BENEFICIAL OWNERSHIP     PERCENT OF COMMON
                  OF BENEFICIAL OWNER                       OF COMMON STOCK(1)         STOCK OWNERSHIP
--------------------------------------------------------  -----------------------     -----------------
Fred H. Behrens(2)......................................         2,865,900                   22.1%
52300 Enterprise Way
Coachella, CA 92236
Robert A. Wright(3).....................................         2,235,736                   17.7%
52300 Enterprise Way
Coachella, CA 92236
CEDE & Company(4).......................................         1,216,726                   10.3%
P.O. Box 20
Bowling Green Station
New York, NY 10274-0020

---------------
(1) Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in this table have sole voting and investment power with respect to all shares of Common Stock.

(2) Includes 1,365,145 shares of Common Stock held by Behrens Partners, Ltd., a family limited partnership controlled by Mr. Behrens. Also includes (i) 270,711 shares of Common Stock held in escrow on behalf of Mr. Behrens pursuant to a stock purchase transaction with a former executive officer of the Company and (ii) 1,230,044 shares of Common Stock which Mr. Behrens has the right to acquire upon exercise of stock options.

(3) Includes 250,168 shares of Common Stock which Mr. Wright owns of record. Also includes (i) 357,845 shares of Common Stock held by Wright Family Partners, Ltd., a family limited partnership controlled by Mr. Wright; (ii) 751,066 shares of Common Stock held in escrow on behalf of Mr. Wright pursuant to a stock purchase transaction with a former executive officer of the Company; and (iii) 876,657 shares of Common Stock which Mr. Wright has the right to acquire upon exercise of stock options.

(4) CEDE & Company is holding shares of Common Stock in street name for various stockholders.

EXECUTIVE COMPENSATION

     There is set forth below information concerning the annual and long-term compensation for services in all capacities to the Company for the fiscal years ended August 31, 1995 and August 31, 1994, of the person who was at August 31, 1995 and August 31, 1994 the Chief Executive Officer of the Company and of the person who was at August 31, 1995 and August 31, 1994 the President of the Company. No other executive officer of the Company had salary and bonus in excess of $100,000 during the fiscal years ended August 31, 1995 and August 31, 1994.

                           SUMMARY COMPENSATION TABLE

                                                                             LONG TERM COMPENSATION
                                                                 ----------------------------------------------
                                                                        AWARDS                  PAYOUTS
                                                                 ---------------------   ----------------------
                          ANNUAL COMPENSATION        OTHER       RESTRICTED                            ALL
       NAME AND         -----------------------      ANNUAL        STOCK      OPTIONS/    LTIP        OTHER
  PRINCIPAL POSITION    YEAR    SALARY    BONUS   COMPENSATION    AWARD(S)      SARS     PAYOUTS   COMPENSATION
----------------------  ----   --------   -----   ------------   ----------   --------   -------   ------------
Fred H. Behrens.......  1995   $120,000    $ 0         $0             0           0         0           $0
  CEO                   1994   $ 87,000    $ 0         $0             0           0         0           $0
Robert A. Wright......  1995   $120,000    $ 0         $0             0                     0           $0
  President             1994   $ 87,000    $ 0         $0             0                     0           $0

OPTION EXERCISES AND FISCAL YEAR-END VALUES

     Specified below is information with respect to the (i) number of shares of the Company's Common Stock acquired upon exercise of options; (ii) value realized therefor; (iii) number of unexercised options at August 31, 1995; and
(iv) value of unexercised in-the-money options based upon the closing bid price for a share of the Common Stock at August 31, 1995, for the officers named in the Summary Compensation Table above. The named officers did not hold any stock appreciation rights during fiscal 1995.

                                                           NUMBER OF UNEXERCISED      DOLLAR VALUE OF UNEXERCISED
                           SHARES ACQUIRED              OPTIONS AT AUGUST 31, 1995    OPTIONS AT AUGUST 31, 1995
                             ON EXERCISE      VALUE     ---------------------------   ---------------------------
          NAME                (NUMBER)       REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
-------------------------  ---------------   --------   -----------   -------------   -----------   -------------
Fred H. Behrens..........        $ 0            $0        1,230,044        $ 0        $ 1,076,289        $ 0
Robert A. Wright.........        $ 0            $0          875,657        $ 0            767,075        $ 0

                        CHANGE IN PER SHARE OPTION PRICE
                                  (PROPOSAL 2)

     Fred H. Behrens and Robert A. Wright each agreed to reduce the compensation they would receive from the Company during years 1990 through 1994, inclusive, which resulted in a benefit to the Company. Moreover, for many years Mr. Behrens and Mr. Wright have devoted a significant amount of their personal time and other resources to reorganize the affairs of the Company, for which neither Mr. Behrens nor Mr. Wright received compensation and which has resulted in a benefit to the Company.

     Mr. Behrens and Mr. Wright each hold various options which entitle each of them to purchase shares of the Company's Common Stock at a purchase price equal to $.80 per share. Those options shall expire on July 1, 2000. In recognition of the personal sacrifices and efforts of Mr. Behrens and Mr. Wright, which have benefited the Company, the Company desires to reduce the per share purchase price granted by those options to $.375 (which conforms to the actual market bid/ask per share price on April 13, 1995).

                EXTENSION OF TERM OF OPTIONS HELD BY MANAGEMENT
                                  (PROPOSAL 3)

     As specified in Proposal 2 above, Mr. Behrens and Mr. Wright agreed to a significant reduction in the compensation paid to them by the Company during the years 1990 through 1994, inclusive, and, moreover, Mr. Behrens and Mr. Wright have devoted a significant amount of their personal time and other resources to reorganize the affairs of the Company, for which neither Mr. Behrens nor Mr. Wright received compensation and which resulted in a benefit to the Company.

     Mr. Behrens and Mr. Wright are the holders of various options to purchase shares of the Company's Common Stock. Certain of those options enable Mr. Behrens and Mr. Wright to purchase shares of the Company's Common Stock at a per share price of $.33. Those options, if not exercised, would have expired on November 30, 1995. In recognition of the personal sacrifices and efforts of Mr. Behrens and Mr. Wright, the Company desires to extend the term of those options for a period of 1 year. Therefore, the date upon which the term of those options shall expire has been extended by the Company from November 30, 1995, to November 30, 1996.

                              INDEPENDENT AUDITORS
                                  (PROPOSAL 4)

     The Board of Directors has selected the certified public accounting firm of Kelly & Company to audit and comment on the Company's financial statements for the fiscal year ending August 31, 1996, and conduct whatever audit functions are deemed necessary pursuant thereto. Kelly & Company was responsible for the audit of the Company's 1995 financial statements for inclusion in the 1995 Annual Report on Form 10-KSB to stockholders.

     It is anticipated that a representative of Kelly & Company will be present at the Annual Meeting and will be given the opportunity to make a statement, if desired, and to respond to appropriate questions, if any, concerning its engagement.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Between 1981 and 1986, the Company raised approximately $200 million in private placement syndications. This syndication activity resulted in the formation of approximately 137 limited partnerships, which acquired real estate for agribusiness or development and resale purposes. Partnership liquidations have reduced this total to 30 limited partnerships as of August 31, 1995. As a result of the liquidation of various partnerships, the Company acquired much of the acreage of those liquidated partnerships for (i) payment of promissory notes payable to the Company from those liquidated partnerships, (ii) Common Stock of the Company, (iii) preferred stock of the Company, or (iv) purchase money promissory notes from the Company. Much of the Company's business consists of managing the (i) operating vineyard properties acquired from those liquidated partnerships and (ii) remaining affiliated limited partnerships. Therefore, much of the Company's revenues are derived from agribusiness land management and management of land acquired for development or resale. The Company also participates in any appreciation, subject to certain provisions relating to limited partners' returns, realized in the sale of land acquired for development or resale.

     Pursuant to the Company's management relationship with the remaining affiliated limited partnerships, those partnerships are often indebted to the Company in the form of promissory notes, accounts receivable and other advances. Amounts receivable by the Company from limited partnerships consist primarily of farming costs incurred by the Company on behalf of those limited partnerships and advances to those limited partnerships collateralized by accounts receivable from crop sales. Those costs and advances totalled $3,249,369 at August 31, 1995, are due on demand, and are without interest. The Company also has promissory notes receivable from limited partnerships in the amount of $262,000 at August 31, 1995. Those promissory notes are uncollateralized and accrue interest at 6% per annum. The Company has promissory notes and advances payable to the limited partnerships occurring from farming activities. On August 31, 1995, the amount payable to limited partnerships was $2,725,572, compared with $3,866,379 at August 31, 1994.

The August 31, 1995 balance includes promissory notes payable totalling $1,768,150, which accrues interest ranging from 5% to 6% per annum, are without collateral, and are due in 1996 and 1997. The advances due to those limited partnerships, which total $957,422, are without interest or collateral, and are due on demand.

     As a result of the Company's relationship as general partner of the affiliated limited partnerships, the Company is a guarantor of limited partnership recourse indebtedness. In addition, the Company has agreed to guaranty other indebtedness. See Notes 11 and 12 of the Notes to Consolidated Financial Statements for the year ended August 31, 1995, for a description of those indebtedness guaranty transactions.

     Fred H. Behrens, Chief Executive Officer, Chief Financial Officer, and Chairman of the Board of Directors of the Company, has advanced considerable funds to the Company to be utilized as working capital. As of November 30, 1992, the amount of those funds totalled $308,762. By December 31, 1992, the amount of funds was increased to $798,911. During early 1993, $660,300 of that amount was exchanged for 2 affiliated limited partnership secured promissory notes, with interest accruing at 8% per annum, with all interest and principal due and payable on November 15, 1998, and the remainder of the amount was paid to Mr. Behrens.

     The Company subleases its corporate headquarters and main packing facility in Coachella, California from Enterprise Packing Company ("EPC"), a California general partnership controlled by Mr. Behrens and Mr. Wright. The Company paid EPC total rent of $225,000 in fiscal 1994 and $300,000 in fiscal 1995, resulting in cash distributions of $158,000 and $196,000 to Mr. Behrens and Mr. Wright, respectively, during the 1994-95 period. EPC originally acquired the facility in 1991 from a partnership affiliated with the Company for total consideration of $3,441,000, which included a series of cash payments totalling $1,621,375 and an unsecured promissory note payable to the selling partnership in the amount of $1,819,625. The sale included a 24 year lease-back coupled with a 3 year repurchase option and a 24 year right of first refusal. Terms of the lease-back include annual rent of $155,000, subject to annual increases. EPC has subleased the facility to the Company for the period ending October 31, 2002, for annual rent of $300,000 with increases determined by the Consumer Price Index.

     In March 1992, the Company obtained $2 million key person life insurance policies on each of the lives of Mr. Behrens and Mr. Wright. According to the provisions of those policies, $2 million would be paid upon the death of either persons, of which 50% would be paid to the Company and 50% to the insureds' beneficiaries. During 1994 and 1995, the Company paid annual premiums of $4,968 and $11,520 on behalf of Mr. Behrens and Mr. Wright, respectively.

     In August 1994, the Company entered into an agreement with EPC whereby EPC agreed to assume the Company's payment obligations pursuant to 2 settlement agreements relating to civil lawsuits involving securities law claims in consideration for a corresponding reduction in a promissory note payable to the Company. The Company remains contingently liable for the payment obligations pursuant to those settlement agreements, which have total payments of $830,000 at August 31, 1995.

                                 OTHER MATTERS

     The Board of Directors knows of no other matters to be brought before the Annual Meeting. If, however, other matters should come before the Annual Meeting, it is the intention of each person named in the proxy to vote such proxy in accordance with his or her judgment on such matters.

                               FORM 10-KSB REPORT

     A copy of the Company's Annual Report to the Securities and Exchange Commission on Form 10-KSB is available without charge to stockholders and may be obtained by writing to Gracen Johnsen, Secretary, AMCOR Capital Corporation, 52300 Enterprise Way, Coachella, California 92236.

                             STOCKHOLDER PROPOSALS

     Any proposals of security holders which are intended to be presented at next year's annual meeting must be received by the Company at its principal executive offices on or before September 16, 1996, in order to be considered for inclusion in the Company's proxy materials relating to that annual meeting.

                           AMCOR CAPITAL CORPORATION

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned stockholder of AMCOR Capital Corporation (the "Company") hereby constitutes and appoints Fred H. Behrens, with the power to appoint his substitute, as attorney and proxy, to appear, attend, and vote all of the shares of common stock of the Company standing in the name of the undersigned on the record date at the Annual Meeting of Stockholders of the Company to be held at 52300 Enterprise Way, Coachella, California 92236, on February 23, 1996, at 10:00 a.m., Pacific Standard Time, and at any adjournment thereof, upon the following:

1. To elect three (3) directors as follows:

            / / FOR all nominees listed below,             / / WITHHOLD AUTHORITY
                except as marked to the contrary below         to vote for all nominees listed below

    (INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list provided below.)

              FRED H. BEHRENS, ROBERT A. WRIGHT, MARLENE A. TAPIE

2. To consider and vote on a change in the price per share of certain outstanding stock options held by Fred H. Behrens and Robert A. Wright.

       / / FOR approval         / / AGAINST approval         / / ABSTAIN

3. To consider and vote on the extension of the term of certain outstanding stock options held by Fred H. Behrens and Robert A. Wright.

       / / FOR approval         / / AGAINST approval         / / ABSTAIN

4. To consider and vote upon a proposal to ratify the appointment of Kelly & Company as independent auditors of the Company for the fiscal year beginning September 1, 1995.

       / / FOR approval         / / AGAINST approval         / / ABSTAIN

5. To vote in his or her discretion on such other business as may properly come before the meeting, or any adjournment thereof.

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSALS INDICATED AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER BUSINESS. ALL OTHER PROXIES HERETOFORE GIVEN BY THE UNDERSIGNED IN CONNECTION WITH THE ACTIONS PROPOSED ON THE REVERSE ARE HEREBY EXPRESSLY REVOKED. THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED BY WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY, BY ISSUANCE OF A SUBSEQUENT PROXY OR BY VOTING AT THE ANNUAL MEETING IN PERSON.

    Please mark, date, sign and return this proxy promptly in the enclosed envelope. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                               DATED:

                                               ---------------------------------
                                                 (Signature of Stockholder(s))

                                               ---------------------------------
                                                     (Print Name(s) Here)

                                               / / PLEASE CHECK IF YOU ARE
                                                   PLANNING TO ATTEND THE
                                                   MEETING.